RCI Reports 2Q17 EPS of $0.39 GAAP & $0.41 Non-GAAP; Free Cash Flow at $10.0 Million YTD

HOUSTON – May 9, 2017 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced results for the second fiscal quarter ended March 31, 2017.

2Q17 vs. 2Q16

●	Fully diluted EPS of $0.39 compared to $0.54 in 2Q16, which included a $1.75 million tax credit

●	Non-GAAP* Diluted EPS of $0.41 compared to $0.39, up 5.1%

●	Basic and diluted share counts fell 2.9% and 4.8%, respectively, due to previously announced share repurchases and 2Q17 retirement of remaining convertible debt

●	Total revenues of $34.5 million compared to $34.4 million, up 0.4% on fewer units

●	Year to date Free Cash Flow (FCF)* of $10.0 million compared to $10.3 million, which benefited from the above mentioned tax credit

●	As previously announced, RCI’s 2Q17 $0.03 dividend was paid March 27, 2017

Capital Allocation Strategy

●	In line with its capital allocation strategy, as RCI’s share price has increased, management renewed its focus on acquisitions in 2Q17

●	This resulted in today’s announcement of the $25.95 million purchase of Scarlett’s Cabaret Miami, which is expected to meaningfully increase revenues, EBITDA and FCF

●	In addition, RCI on April 26 announced the acquisitions of the Hollywood Showclub cabaret and real estate, providing a low cost entry into the Greater St. Louis market

Conference Call this Afternoon

●	A conference call to discuss 2Q17 results, outlook and related matters will be held today at 4:30 PM ET

●	Live Participant Dial In: Toll Free at (866) 682-6100 and International at (862) 255-5401

●	Click Here for Slides and Webcast: http://www.investorcalendar.com/event/175896

CEO Comment

“RCI delivered another solid performance, earning $0.41 per share non-GAAP in the second quarter of Fiscal 2017,” said Eric Langan, President & CEO.

“Same-store sales, operating profit and operating margin expanded in our core Nightclubs and Bombshells segments. Free cash flow year to date is nearly equal to what we generated in the year ago period, when we benefited from a $1.75 million tax credit. As a result, we are on track with our initial Fiscal 2017 FCF goal of $18 million. We’ll update investors on the contribution our new acquisitions are expected to make to FY17 FCF when we announce 3Q17 results in August.

“Operating margin was level with 2Q16 as we added managers, recruited staff and initiated training in preparation for two new clubs that just opened in 3Q17, two new Bombshells expected to open in 3Q17 and 4Q17, our Bombshells franchise marketing program, and the acquisitions announced today and last month.

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“In line with our capital allocation strategy, with our share price in the $16-17 range, we renewed our focus on using cash to make acquisitions as compared to buying back shares. This is reflected in today’s announcement of the purchase of Scarlett’s Cabaret Miami for $25.95 million.

“The 25,000 square foot Scarlett’s is considered one of the best gentlemen’s clubs in the country. It generated about $13 million in trailing 12 months revenues, producing an estimated Adjusted EBITDA of more than $6 million. Based on these results and how we have structured the transaction, the club is expected to yield an initial cash-on-cash return in line with our capital allocation strategy.

“In addition, we announced the acquisitions in late April of Hollywood Showclub and real estate, for a total of $4.2 million as a low cost entry into the Greater St. Louis market and a foothold in the Midwest. St. Louis is a business and tourist hub, with good convention traffic and great sports teams like the Cardinals in baseball and the Blues in hockey.

“We also opened two new clubs--a second Studio 80 dance club, this one in the Webster suburb of Houston, and a second Foxy’s Cabaret BYOB late night club, this one in Dallas—and are preparing to open three company-owned Bombshells, on Highway 290 in Houston in May; the Houston suburb of Pearland in August; and on I-10 in Houston in early calendar 2018.

“Our acquisitions will build upon our original FY17 plan. In addition to our 2Q17 Nightclub and Bombshells units, the second half of FY17 should benefit from the new clubs and Bombshells, our recent club acquisitions, and the possible sale of our first Bombshells franchises.”

2Q17 Analysis (comparisons to 2Q16, unless otherwise noted)

Total Revenues

●	Total revenues of $34.5 million increased 0.4% on fewer units from $34.4 million, as sales continued to benefit from the positive trend developed in the second half of FY16.

●	Revenues reflected a 2.7% increase in same-store sales and 1.5% increase from new units, partially offset by a 3.7% decrease from the disposition in 4Q16 of under-performing units and the energy drink business.

●	Higher margin service revenues continued to rebound, expanding 7.3%, the third quarter in a row of year over year and the fifth quarter of sequential improvement.

Operating Income & Margin

●	Income from operations was level at $7.5 million versus $7.6 million, with operating margin at 21.7% of revenues compared to 22.0%.

●	Gross profit margin increased 80 basis points to 85.6% of revenues due to the increased proportion of high margin service revenues and the reduction of lower margin other revenues.

●	Total operating expenses increased 0.7%, primarily due to adding managers, recruiting staff and initiating training in preparation for the opening and acquisition of new units, partially offset by lower cost of goods and depreciation and amortization.

●	Non-GAAP operating income was $7.7 million versus $7.8 million, with operating margin at 22.2% of revenues compared to 22.7%.

Nightclubs Segment

●	Sales increased 2.1% to $30.0 million from $29.3 million, with 37 units compared to 38.

●	Same-store sales increased by 2.7% reflecting strong performances from our three units in Minneapolis even after the professional football season ended, as well as noticeable increases at Club Onyx Houston, with the Super Bowl being played in that city, and at premier clubs Tootsie’s Cabaret Miami and Vivid Cabaret New York.

●	Operating income increased 8.4% to $10.5 million from $9.7 million as operating margin expanded to 35.0% of sales from 33.0%.

●	The increase in operating margin was mainly due to the growth of higher margin service revenue and the disposition of underperforming clubs.

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Bombshells Segment

●	Sales declined 5.5% to $4.4 million from $4.6 million, with four units in operation compared to five (the Webster unit closed in 4Q16).

●	Same-store sales increased 3.2% as customers continue to be attracted to our military themed social dining concept with our Bombshells Girls, where you can have a great time and great food, watch the game, listen to music and hang out with friends or family.

●	Operating income increased 5.7% to $0.801 million from $0.758 million as operating margin expanded to 18.3% of sales from 16.4%.

●	The increase in operating margin was mainly due to the growth of revenues from existing units and the stronger unit lineup.

Other Metrics

●	Occupancy Costs: One of RCI’s largest fixed costs, measured as a combination of rent plus interest expense, occupancy costs declined to 7.7% of revenues compared to 8.2%. The reduction reflects lower rent due to the acquisition of New York City club real estate in 2Q16 and elimination of interest on debt on a non-income producing property sold in January 2017.

●	Effective Tax Rate (ETR): ETR was 33.7% compared to 5.2%, which reflected $1.75 million deducted from income tax expense in the prior year, due to the benefit of certain FICA credits not previously claimed.

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Free Cash Flow (FCF): FCF was $4.9 million compared to $6.4 million, which included the above mentioned tax credit. Year to date, FCF was $10.0 million compared to $10.3 million, keeping RCI on track with its initial FY17 FCF target of $18 million (based on net cash provided by operating activities of ~$20.5 million less maintenance capital expenditures of ~$2.5 million).

●	Balance Sheet (March 31, 2017 compared to December 31, 2016): Cash increased 9.4% to $13.2 million. Total stockholders’ equity increased 2.7% to $135.1 million, primarily due to net income for 2Q17 partially offset by quarterly share dividends.

Meet Management Tonight

Eric Langan, President & CEO, invites investors to meet management, tour one of the company’s top clubs, and its new Hoops Cabaret & Sports Bar.

●	When: Tonight, Tuesday, May 9, 6:00 PM to 8:00 PM ET

●	Where: Rick’s Cabaret New York, at 50 W. 33rd Street, New York, NY, bet. Fifth Avenue and Broadway

●	RSVP: With your contact information to gary.fishman@anreder.com

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) items that management believes are not representative of the ongoing business operations of the Company, but are included (or excluded) in the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

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●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We exclude from non-GAAP operating income and non-GAAP operating margin amortization of intangibles, gains or losses on sale of assets, stock-based compensation, gain on patron tax settlement, and settlement of lawsuits and other one-time costs. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We exclude from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, gains or losses on sale of assets, stock-based compensation, gain on patron tax settlement, and settlement of lawsuits and other one-time costs, and include the non-GAAP provision for current and deferred income taxes, calculated as the tax effect at 33% and 35% year-to-date effective tax rate of the pre-tax non-GAAP income before taxes for the three and six months ended March 31, 2017 and 2016, respectively, because we believe that excluding and including such items help management and investors better understand our operating activities.

●	Adjusted EBITDA. We exclude from adjusted EBITDA depreciation expense, amortization of intangibles, income tax expense, interest expense, interest income, gains or losses on sale of assets, gain on patron tax settlement, and settlement of lawsuits and other one-time costs because we believe that adjusting for such items helps management and investors better understand operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.

●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.

●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With 44 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis and other cities operate under brand names, such as “Rick’s Cabaret,” “XTC,” “Club Onyx,” “Vivid Cabaret,” “Jaguars” and “Tootsie’s Cabaret.” Sports bars/restaurants operate under the brand name “Bombshells.” Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except per share data)

(unaudited)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2017	2016	2017	2016
Revenues
Sales of alcoholic beverages	$14,235	$14,581	$28,610	$29,178
Sales of food and merchandise	4,353	4,609	8,560	8,943
Service revenues	14,170	13,205	27,645	25,846
Other	1,760	2,001	3,442	3,904
Total revenues	34,518	34,396	68,257	67,871
Operating expenses
Cost of goods sold	4,968	5,227	9,849	10,411
Salaries and wages	9,717	9,257	19,369	18,614
Selling, general and administrative	10,609	10,601	21,802	21,461
Depreciation and amortization	1,608	1,826	3,226	3,643
Other charges, net	129	(65)	191	475
Total operating expenses	27,031	26,846	54,437	54,604
Income from operations	7,487	7,550	13,820	13,267
Other income (expenses)
Interest expense	(1,912)	(1,965)	(3,927)	(3,880)
Interest income	89	1	126	5
Income before income taxes	5,664	5,586	10,019	9,392
Income taxes	1,908	293	3,358	1,660
Net income	3,756	5,293	6,661	7,732
Net loss (income) attributable to noncontrolling interests	3	212	(4)	325
Net income attributable to RCIHH common shareholders	$3,759	$5,505	$6,657	$8,057

Earnings per share attributable to RCIHH common shareholders
Basic	$0.39	$0.55	$0.68	$0.79
Diluted	$0.39	$0.54	$0.68	$0.79
Weighted average number of common shares outstanding
Basic	9,719	10,013	9,744	10,154
Diluted	9,721	10,215	9,768	10,356

Dividends per share	$0.03	$0.03	$0.06	$0.03

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES*

($ in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2017	2016	2017	2016
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$3,759	$5,505	$6,657	$8,057
Income tax expense	1,908	293	3,358	1,660
Interest expense and income	1,823	1,964	3,801	3,875
Settlement of lawsuits and other one-time costs	8	62	81	602
Gain on settlement of patron tax	(102)	-	(102)	-
Loss (gain) on sale of assets	223	(127)	212	(127)
Depreciation and amortization	1,608	1,826	3,226	3,643
Adjusted EBITDA	$9,227	$9,523	$17,233	$17,710

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$3,759	$5,505	$6,657	$8,057
Amortization of intangibles	40	197	86	399
Stock-based compensation	-	120	-	240
Settlement of lawsuits and other one-time costs	8	62	81	602
Gain on settlement of patron tax	(102)	-	(102)	-
Income tax expense	1,908	293	3,358	1,660
Loss (gain) on sale of assets	223	(127)	212	(127)
Non-GAAP provision for income taxes	(1,926)	(2,120)	(3,396)	(3,751)
Non-GAAP net income	$3,910	$3,930	$6,896	$7,080

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Fully diluted shares	9,721	10,215	9,768	10,356
Diluted EPS attributable to RCIHH common shareholders	$0.39	$0.54	$0.68	$0.79
Amortization of intangibles	0.00	0.02	0.01	0.04
Stock-based compensation	-	0.01	-	0.02
Settlement of lawsuits and other one-time costs	0.00	0.01	0.01	0.06
Gain on settlement of patron tax	(0.01)	-	(0.01)	-
Income tax expense	0.20	0.03	0.34	0.16
Loss (gain) on sale of assets	0.02	(0.01)	0.02	(0.01)
Non-GAAP provision for income taxes	(0.20)	(0.21)	(0.35)	(0.36)
Non-GAAP diluted EPS	$0.41	$0.39	$0.70	$0.70

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$7,487	$7,550	$13,820	$13,267
Amortization of intangibles	40	197	86	399
Stock-based compensation	-	120	-	240
Settlement of lawsuits and other one-time costs	8	62	81	602
Gain on settlement of patron tax	(102)	-	(102)	-
Loss (gain) on sale of assets	223	(127)	212	(127)
Non-GAAP operating income	$7,656	$7,802	$14,097	$14,381

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating income	21.7%	22.0%	20.2%	19.5%
Amortization of intangibles	0.1%	0.6%	0.1%	0.6%
Stock-based compensation	0.0%	0.3%	0.0%	0.4%
Settlement of lawsuits and other one-time costs	0.0%	0.2%	0.1%	0.9%
Gain on settlement of patron tax	-0.3%	0.0%	-0.1%	0.0%
Loss (gain) on sale of assets	0.6%	-0.4%	0.3%	-0.2%
Non-GAAP operating margin	22.2%	22.7%	20.7%	21.2%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$5,509	$6,910	$11,030	$11,112
Less: Maintenance capital expenditures	657	485	1,051	836
Free cash flow	$4,852	$6,425	$9,979	$10,276

* For FY17 periods, we excluded pre-opening and acquisitions costs, which were previously included, and have included gain/loss on sale of controlling interest in subsidiary, which were previously excluded, in our adjustments for non-GAAP financial performance measures, since we believe that these are recurring cash operating expenses that are necessary to operate our business. We have appropriately included or excluded the same items from prior year comparable non-GAAP financial performance measures.

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

($ in thousands)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2017	2016	2017	2016
Revenues
Nightclubs	$29,967	$29,344	$59,249	$57,514
Bombshells	4,375	4,629	8,670	9,008
Other	176	423	338	1,349
	$34,518	$34,396	$68,257	$67,871

Income (loss) from operations
Nightclubs	$10,498	$9,687	$19,714	$18,195
Bombshells	801	758	1,439	1,245
Other	(222)	(856)	(563)	(1,504)
General corporate	(3,590)	(2,039)	(6,770)	(4,669)
	$7,487	$7,550	$13,820	$13,267

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	2 Q17					2 Q16
	Nightclubs	Bombshells	Other	Corp	Total	Nightclubs	Bombshells	Other	Corp	Total
Income (loss) from operations	$10,498	$801	$(222)	$(3,590)	$7,487	$9,687	$758	$(856)	$(2,039)	$7,550
Amortization of intangibles	-	-	-	40	40	-	-	-	197	197
Stock-based compensation	-	-	-	-	-	-	-	-	120	120
Settlement of lawsuits	8	-	-	-	8	62	-	-	-	62
Gain on settlement of patron tax case	(102)	-	-	-	(102)	-	-	-	-	-
Loss (gain) on sale of assets	130	20	89	(16)	223	-	-	-	(127)	(127)
Non-GAAP operating income (loss)	$10,534	$821	$(133)	$(3,566)	$7,656	$9,749	$758	$(856)	$(1,849)	$7,802

GAAP operating margin	35.0%	18.3%	-126.1%		21.7%	33.0%	16.4%	-202.4%		22.0%
Non-GAAP operating margin	35.2%	18.8%	-75.6%		22.2%	33.2%	16.4%	-202.4%		22.7%

	6 M17					6 M16
	Nightclubs	Bombshells	Other	Corp	Total	Nightclubs	Bombshells	Other	Corp	Total
Income (loss) from operations	$19,714	$1,439	$(563)	$(6,770)	$13,820	$18,195	$1,245	$(1,504)	$(4,669)	$13,267
Amortization of intangibles				86	86				399	399
Stock-based compensation					-				240	240
Settlement of lawsuits	81				81	602				602
Gain on settlement of patron tax case	(102)				(102)					-
Loss (gain) on sale of assets	119	20	89	(16)	212				(127)	(127)
Non-GAAP operating income (loss)	$19,812	$1,459	$(474)	$(6,700)	$14,097	$18,797	$1,245	$(1,504)	$(4,157)	$14,381

GAAP operating margin	33.3%	16.6%	-166.6%		20.2%	31.6%	13.8%	-111.5%		19.5%
Non-GAAP operating margin	33.4%	16.8%	-140.2%		20.7%	32.7%	13.8%	-2.2%		21.2%

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